SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):
                                              April 14, 1997 (February 28, 1997)


                              COMFORCE Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


         1-6081                                          36-2262248
(Commission File Number)                    (I.R.S. Employer Identification No.)


2001 Marcus Avenue, Lake Success, NY                                  11042
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's Telephone Number, Including Area Code:      (516) 328-7300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     As reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 1997, on February 28, 1997, the Company, through a subsidiary, purchased all of the stock of RHO Company Incorporated ("RHO"). The acquisition was completed under the terms of definitive agreements entered into by the parties in November 1996. The registrant hereby files this Form 8-K/A, Amendment No. 1 to its Form 8- K dated March 14, 1997, to file the financial statements as required in accordance with
Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K.

     Terms of the acquisition, as proposed to be consummated pursuant to the definitive agreements, were previously reported in a Current Report on Form 8-K filed with the Commission on November 19, 1996, required financial and pro forma financial statements for which, for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, were included in Amendment No. 1 on Form 8-K/A filed with the Commission on January 13, 1997, as amended by Amendment No. 2 on Form 8-K/A filed with the Commission on February 3, 1997.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following pro forma data is filed herewith: Balance sheets of RHO as of December 31, 1995 and December 31, 1996 and the related statements of income, changes in shareholders' deficit and cash flows for the years ended December 31, 1994, 1995 and 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders of
Rho Company Incorporated:

We have audited the accompanying balance sheets of Rho Company Incorporated (a Washington Corporation) as of December 31, 1995 and 1996, and the related statements of income, changes in shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rho Company Incorporated as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             /s/ ARTHUR ANDERSEN LLP


Seattle, Washington,
  January 24, 1997

                            RHO COMPANY INCORPORATED

                    BALANCE SHEETS -- DECEMBER 31, 1995 AND 1996
                           (Dollar amounts in thousands)

                                     ASSETS

                                                                      1995        1996
                                                                    --------    --------
CURRENT ASSETS:
   Cash                                                             $    412    $    287
   Restricted cash                                                       705       1,133
   Escrow deposit                                                       --           500
   Accounts receivable, less allowance for doubtful accounts of
     $200 and $180, respectively                                       8,725       7,572
   Prepaid expenses                                                      167         155
                                                                    --------    --------
          Total current assets                                        10,009       9,647
                                                                    --------    --------

FURNITURE AND EQUIPMENT, less accumulated depreciation of $1,065
   and $1,007                                                            513         575
                                                                    --------    --------

OTHER ASSETS                                                             132          51
                                                                    --------    --------
          Total assets                                              $ 10,654    $ 10,273
                                                                    ========    ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable - bank                                              $  6,253    $  6,223
   Current portion of long-term debt, related party                      130         396
   Accounts payable                                                      329         218
   Wages payable                                                         844         647
   Payroll taxes and withholdings payable                              1,167         630
   Accrued interest                                                      147         113
   Accrued vacations, bonuses and other                                  605         625
                                                                    --------    --------
          Total current liabilities                                    9,475       8,852
                                                                    --------    --------

LONG-TERM DEBT, RELATED PARTY                                          9,956       9,268
                                                                    --------    --------
SHAREHOLDERS' EQUITY:
   Common stock; $1.00 par value; authorized 50,000 and 1,000,000
     shares, respectively, issued and outstanding 50,000 shares           50          50
   Other capital                                                        --         2,680
   Deferred stock option charge                                         --        (1,920)
   Retained deficit                                                   (8,827)     (8,657)
                                                                    --------    --------
          Total shareholders' equity                                  (8,777)     (7,847)
                                                                    --------    --------
          Total liabilities and shareholders' equity                $ 10,654    $ 10,273
                                                                    ========    ========

      The accompanying notes are an integral part of these balance sheets.

                            RHO COMPANY INCORPORATED

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                          (Dollar amounts in thousands)

                                                   1994       1995        1996
                                                 -------     -------     -------

REVENUES                                         $76,170     $83,631     $85,746

COST OF OPERATIONS                                69,157      74,978      76,457
                                                 -------     -------     -------
          Gross profit                             7,013       8,653       9,289

GENERAL AND ADMINISTRATIVE EXPENSES                5,266       6,510       7,512
                                                 -------     -------     -------
          Income from operations                   1,747       2,143       1,777
                                                 -------     -------     -------

OTHER EXPENSES:
   Stock option expense                             --          --           260
   Interest expense, net                           1,435       1,643       1,317
                                                 -------     -------     -------
          Total other expenses                     1,435       1,643       1,577
                                                 -------     -------     -------
          Net income                             $   312     $   500     $   200
                                                 =======     =======     =======

        The accompanying notes are an integral part of these statements.

                            RHO COMPANY INCORPORATED

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                          (Dollar amounts in thousands)

                                                   Deferred
                                                     Stock                   Total
                               Common     Other     Option     Retained  Shareholders'
                                Stock    Capital    Charge     Deficit      Deficit
                               -------   -------    -------    -------      -------
BALANCE, December 31, 1993     $    50   $  --      $  --      $(9,534)     $(9,484)

   Net income                     --        --         --          312          312
                               -------   -------    -------    -------      -------
BALANCE, December 31, 1994          50      --         --       (9,222)      (9,172)

   Net income                     --        --         --          500          500
   Dividends paid                 --        --         --         (105)        (105)
                               -------   -------    -------    -------      -------
BALANCE, December 31, 1995          50      --         --       (8,827)      (8,777)

   Net income                     --        --         --          200          200
   Dividends paid                 --        --         --          (30)         (30)
   Stock option granted           --       2,180     (2,180)      --           --
   Amortization of deferred
     stock option charge          --        --          260       --            260
   Treasury stock subscribed      --        (567)      --         --           (567)
   Common stock subscribed        --       1,067       --         --          1,067
                               -------   -------    -------    -------      -------
BALANCE, December 31, 1996     $    50   $ 2,680    $(1,920)   $(8,657)     $(7,847)
                               =======   =======    =======    =======      =======


          The accompanying notes are an integral part of these statements.

                            RHO COMPANY INCORPORATED

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                          (Dollar amounts in thousands)

                                                    1994       1995       1996
                                                  -------    -------    -------
OPERATING ACTIVITIES:
   Net income                                     $   312    $   500    $   200
   Depreciation                                       196        223        268
   Amortization of intangible assets                    4          4         35
   Loss on retirement of furniture and fixtures      --           17          4
   Deferred income taxes                              (37)      --         --
   Stock option expense                              --         --          260
   Net change in current assets and liabilities-
      Accounts receivable and other                (1,559)    (1,778)     1,153
      Prepaid expenses                                214        (70)        12
      Accounts payable                                 60        200       (111)
      Wages payable                                   139          9       (197)
      Payroll taxes and withholdings payable           72        296       (537)
      Accrued interest                                 40         15        (34)
      Accrued vacations, bonuses and other            (56)       110         20
                                                  -------    -------    -------
          Cash flows from operating activities       (615)      (474)     1,073
                                                  -------    -------    -------
INVESTING ACTIVITIES:
   Purchase of furniture and equipment               (136)      (334)      (334)
   Decrease (increase) in other assets                 (8)       (24)        46
                                                  -------    -------    -------
          Cash flows from investing activities       (144)      (358)      (288)
                                                  -------    -------    -------
FINANCING ACTIVITIES:
   Increase in restricted cash                       (591)       (35)      (428)
   (Decrease) increase in bank borrowings           1,482      1,302        (30)
   Borrowings of long-term debt                       114        168       --
   Repayments of long-term debt                      (270)      (266)      (422)
   Dividends paid                                    --         (105)       (30)
                                                  -------    -------    -------
          Cash flows from financing activities        735      1,064       (910)
                                                  -------    -------    -------
(DECREASE) INCREASE IN CASH                           (24)       232       (125)

CASH, beginning of year                               204        180        412
                                                  -------    -------    -------
CASH, end of year                                 $   180    $   412    $   287
                                                  =======    =======    =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                     $ 1,395    $ 1,628    $ 1,351
     Income taxes                                       8          8         43

        The accompanying notes are an integral part of these statements.

                            RHO COMPANY INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996
                          (Dollar amounts in thousands)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Description of Business

The Company markets the services of temporary technical and clerical people to various industries located primarily in the states of Washington and California.

Furniture and Equipment

Furniture and equipment are recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line and accelerated methods over expected useful lives of three to seven years.

Income Taxes

The Company has elected S-corporation status for reporting taxable income. Any income or loss from the corporation is reportable on the personal returns of the stockholders.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and those differences could be significant.

Reclassifications

Certain reclassifications have been made to the prior year statements to conform to the current year format.

2.  RESTRICTED CASH:

Collections of accounts receivable are deposited in a restricted collateral account used for repayment of advances under the Company's bank line of credit. The balance in the collateral account at December 31, 1995 and 1996 was $705 and $1,133, respectively, shown in the accompanying balance sheets. The remaining cash balance is unrestricted.

3.  NOTE PAYABLE - BANK:

The Company has available a line of credit for up to $7.5 million in borrowings, bearing interest at the bank's prime rate plus .875% (9.125% at December 31, 1996), collateralized by accounts receivable. The line of credit is limited to 75% of eligible accounts receivable and requires collections to be deposited in a restricted collateral account. The outstanding balance on the line of credit was $6,223 at December 31, 1996. The loan agreement contains various covenants, including minimum levels of working capital and net worth. The loan agreement expires June 15, 1997. Although there can be no assurance, the Company anticipates it will be able to renew the line of credit. If it were not able to renew the line of credit or obtain other acceptable financing, it then could have adverse consequences, including possible cessation of operations.

4.  LONG-TERM DEBT:

Long-term debt as of December 31, 1995 and 1996 consists of the following:

                                                                                   1995        1996
                                                                                 --------    --------
Subordinated notes payable to former stockholder in monthly installments equal to 55% of average monthly net income, as defined, or $50, whichever is greater, with total minimum payments of $195 per quarter, including interest at 6.6% (10.5% prior to January 1, 1996), collateralized by a stock pledge
  agreement with shareholders of Rho Company Incorporated                        $  6,882    $  6,531

Subordinated note payable to former stockholder, 9.125%, collateralized by accounts receivable, subordinate to the bank line of credit. Due on demand,
  but stockholder does not intend to call the note before January 1, 1998           1,548       1,548

Subordinated note payable to stockholder, 9.125%, collateralized by accounts receivable, subordinate to the bank line of credit
   Due on demand, but stockholder does not intend to call the note
   before January 1, 1998                                                           1,369       1,369

Subordinated note payable to stockholder, 9.125%, collateralized by accounts receivable, subordinate to the bank line of credit
   Due on demand, but stockholder does not intend to call the note
   before January 1, 1998                                                             178         178

Other                                                                                 109          38
                                                                                 --------    --------
                                                                                   10,086       9,664
Less- Current portion                                                                (130)       (396)
                                                                                 --------    --------
                                                                                 $  9,956    $  9,268
                                                                                 ========    ========

All of the notes payable agreements are with related parties. Total interest expense related to these notes was $987, $1,038 and $744 for the years ended December 31, 1994, 1995 and 1996.

Effective as of January 1, 1996, the Company's 10.5% subordinated notes were modified to provide for a new interest rate of 6.6% and for accelerated payments based on net income. The noteholder was granted an option to purchase up to 25% of the Company's common stock (after giving effect to the exercise of the option) at a price based on a formula. The noteholder has the right to use the interest calculated using the difference between the old interest rate and the new lower interest rate as a credit toward the option price. The Company has valued the option using the fair value method. The option was valued at $2,180 based on the present value of the foregone interest payments under the modified note agreement. This amount is being amortized using the effective interest method over the life of the note payable.

Debt maturities on these notes are as follows:

      1997                                            $  396
      1998                                             3,478
      1999                                               409
      2000                                               436
      2001                                               466
      Thereafter                                       4,479
                                                      ------
                                                      $9,664
                                                      ======

5.  LEASE COMMITMENTS:

The Company leases office and storage space and equipment under noncancelable operating leases. Future minimum rentals are as follows:

     Year ending December 31,
     ------------------------
             1997                                   $  608
             1998                                      547
             1999                                      389
             2000                                      337
             2001                                       99
                                                    ------
                                                    $1,980
                                                    ======

Rental expense under operating leases totaled $316, $457 and $659 for the years ended December 31, 1994, 1995 and 1996, respectively.

6.  COMMITMENTS:

The Company has covenant not-to-compete agreements with the former stockholders of an acquired/merged company. Payments under the agreements are the greater of:
(a) $50 per year for five years; or (b) 8% of the gross margin (defined as gross billings minus temporary employee wages) generated by the merged company's clients.

The minimum future payment under these covenant not-to-compete agreements is $50 for the year ending December 31, 1997.

The Company expensed $236, $167 and $118 under these agreements for the years ended December 31, 1994, 1995 and 1996, respectively.

7.  EMPLOYEE BENEFIT PLAN:

The Company has a qualified 401(k) profit sharing plan covering eligible employees. The plan provides for contributions by the Company without regard to current or accumulated earnings at the discretion of the Board of Directors. The Company did not make any matching contributions to the plan for the years ended December 31, 1994 and 1995. Matching contributions totaling $44 were made during the year ended December 31, 1996.

8.  MAJOR CUSTOMERS:

During the year ended December 31, 1996, the Company had two customers with sales greater than 10% of the Company's revenues. Contracts with one customer in the software industry accounted for approximately $22,600, $29,000 and $26,100, of the Company's sales for the years ended December 31, 1994, 1995 and 1996, respectively. As of December 31, 1995 and 1996, this customer's accounts receivable balance was $1,540 and $680, respectively. Contracts with one customer in the aerospace industry accounted for approximately $12,800 of the Company's sales for the year ended December 31, 1996. As of December 31, 1996, this customer's accounts receivable balance was $1,484. Contracts with these two customers can be terminated at any time with 30 days' notice.

9.  PRIOR PERIOD ADJUSTMENT:

During 1995, the Company began accruing for vacations earned but unpaid to its permanent employees and the portion of bonuses earned but unpaid to its contract employees. The effect of this correction on the prior year financial statements was as follows:

Net income, year ended December 31, 1994, as
   previously reported                                   $   364
Less:  Adjustment for correction of error                    (52)
                                                         -------
Net income, year ended December 31, 1994, as restated    $   312
                                                         =======

Retained deficit, as previously reported for
   December 31, 1993                                     $(9,221)
Less:  Adjustment for correction of error                   (313)
                                                         -------
Retained deficit, as restated for December 31, 1993      $(9,534)
                                                         =======

10.  CONTINGENCIES:

The Company is the defendant in litigation with a previous insurer regarding a settlement paid by the insurer which the insurer alleges should be indemnified by the Company in the amount of approximately $1.6 million. The Company is vigorously defending the lawsuit and management, in consultation with legal counsel, believes it is more likely than not that the Company will prevail. In November 1996, the Court granted a motion for summary judgment to dismiss the case in favor of the Company. The plaintiff may still appeal the decision.

11.  PURCHASE AGREEMENT:

The stockholders of the Company have signed a definitive purchase agreement whereby the Company will repurchase their shares concurrent with issuing shares to COMFORCE Corporation. COMFORCE would then own all of the outstanding shares of the Company. As part of this agreement, COMFORCE has advanced, on behalf of the Company, $567 to a shareholder as a prepayment for the purchase of his shares, which represent 1/3 of the outstanding shares of the Company. This amount represents treasury stock subscribed and is shown as a reduction of shareholders' equity. COMFORCE has also placed $500 in an earnest money escrow account. In the event the stock purchase agreement fails to close as a result of a breach of or material representative by the Company, the Company would be required to return the entire $1,067 to COMFORCE, which was advanced as common stock subscribed.

     (b) PRO FORMA FINANCIAL INFORMATION

     The following pro forma data is filed herewith: Pro forma balance sheet as of December 31, 1996 and Pro forma statements of operations for the years ended December 31, 1994, 1995 and 1996.

     The October 1995 acquisition of COMFORCE Telecom, Inc. ("COMFORCE Telecom") marked the Company's entry into the technical staffing business, followed by the acquisition of six additional technical staffing businesses through February 1997. Following is a summary of these acquisitions:

                               Year         Acquisition       Current
     Acquired Company        Founded           Date           Offices      Headquarters    Market Served
     ----------------        -------           ----           -------      ------------    -------------

COMFORCE Telecom               1987        October 1995           5      Lake Success,     Telecommunications
                                                                         NY

Williams                       1991         March 1996            1      Englewood,        Telecommunications
Communications                                                           FL
Services, Inc.
("Williams")

RRA, Inc., Project             1964          May 1996             8      Tempe, AZ         Technical Services
Staffing Support Team,
Inc. and DataTech
Technical Services, Inc.
(collectively, "RRA")

Force Five, Inc.               1993         August 1996           4      Dallas, TX        Information Technology
("Force Five")

AZATAR Computer                1980          November             2      Rochester,        Information Technology
Systems, Inc.                                  1996                      NY
("AZATAR")

Continental Field              1965          November             2      Elmsford, NY      Telecommunications
Service Corporation and                        1996
Progressive Telecom,
Inc. (collectively,
"Continental")

RHO Company                    1971        February 1997          9      Redmond,          Technical Services and
Incorporated ("RHO")                                                     WA                Information Technology

     The following unaudited pro forma financial statements reflect (i) the treatment of the operation of the Company's jewelry business prior to September 1995 as a discontinued operation and (ii) the acquisitions of businesses operating in the staffing industry, including COMFORCE Telecom in 1995, Williams, RRA, Force Five, Continental and AZATAR in 1996, and RHO in 1997, as if such acquisitions had occurred on January 1, 1994 (other than the unaudited pro forma balance sheet at December 31, 1996, which has been prepared as if RHO was consummated as of such date). All acquisitions have been accounted for by the purchase method. Prior to its acquisition by the Company, each of these acquired businesses operated as a separate independent entity. Since the unaudited pro forma financial statements set forth below show the combined financial condition and operating results of these recently acquired businesses during periods when they were not under common control or management, the information presented may not be indicative of the results which would have actually been obtained had such acquisitions been completed on the dates indicated, or of the Company's future financial or operating results.

     The pro forma financial information is being presented to show the effect of all such acquisitions since the presentation of pro forma information as to RHO alone would not be meaningful.

                        Unaudited Proforma Balance Sheet
                             As of December 31, 1996

                                                         COMFORCE                            Pro Forma          Consolidation
                                                           CORP.              RHO          Adjustments(1)         Pro Forma
                                                           -----              ---          --------------         ---------
ASSETS
   CURRENT ASSETS
Cash                                                       3,608             1,920             3,320  B             8,848
Accounts Receivable                                       12,042             7,572              --                 19,614
Other Assets                                                 373              --                --                    373
Deferred Tax Asset                                           278              --                --                    278
Prepaid Expenses                                             243               155              --                    398
                                                         -------           -------           -------              -------
Total Current Assets                                      16,544             9,647             3,320               29,511
                                                         -------           -------           -------              -------

Property, Plant & Equipment                                  890             1,582              --                  2,472
   Accumulated Depreciation                                 (146)           (1,007)             --                 (1,153)
   Total Prop., Plant & Equipment                            744               575              --                  1,319

Intangible assets net                                     24,756              --              12,937  C            37,693
Other Assets                                               1,322                51                                  1,373
                                                         -------           -------           -------              -------
TOTAL ASSETS                                              43,366            10,273            16,257               69,896
                                                         =======           =======           =======              =======

LIABILITIES & EQUITY
   LIABILITIES
CURRENT LIABILITIES
Accounts Payable                                           1,398               218              --                  1,616
Income Tax Accrual                                           354              --                --                    354
Accrued Expenses                                           2,930               625              --                  3,555
Wages Payable                                               --                 647              --                   --
Accrued interest                                            --                 113              (113) A              --
Revolving Bank Line                                        3,850             6,223            (3,850) B             6,223
Debt financing                                              --                --              25,200  B            25,200
Current portion long-term debt                              --                 396              (396) A              --
Payroll Taxes Liabilities                                   --                 630              --                    630
                                                         -------           -------           -------              -------
Total Current Liabilities                                  8,532             8,852            20,841               38,225
                                                         -------           -------           -------              -------
Deferred income tax                                           90              --                --                     90
Long-Term debt                                              --               9,268            (9,268) A              --

EQUITY

Capital Stock                                                127                50               (50) A               127
Series D Pfd Stock                                             1              --                --                      1
Series F Pfd Stock                                             1              --                  (1) B              --
Paid-in-Capital                                           34,253             2,680            (5,842) D            31,091
Deferred stock option charge                                --              (1,920)            1,920  A              --
Retained Earnings                                           --              (8,657)            8,657  A              --
Retained Earnings since January 1, 1996                      362              --                --                    362
                                                         -------           -------           -------              -------
Total Equity                                              34,744            (7,847)            4,684               31,581
                                                         -------           -------           -------              -------
TOTAL LIABILITIES & EQUITY                                43,366            10,273            16,257               69,896
                                                         =======           =======           =======              =======

                              COMFORCE CORPORATION
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 (2)

                                                                                                           Pro Forma
                                  COMFORCE                        FORCE                                     Adjust-
                                 Corporation  Williams    RRA     FIVE        RHO     AZATAR  Continental   ments(3)   Pro Forma
                                 -----------  --------   -----    -----       ---     ------  -----------   --------   --------
Revenues                           $55,867     $657    $22,799   $4,598    $85,746   $6,403     $8,368                 $184,438

Cost of revenues                    47,574      499     20,959    3,454     76,457    5,054      7,017                   61,014
                                   -------     ----    -------   ------    -------   ------     ------     -------     --------
  Gross Profit                       8,293      158      1,840    1,144      9,289    1,349      1,351                   23,424

Operating Expenses:
  Selling, general
    and administrative               5,340       64      1,375    1,274      7,215      612        898                   16,778
  Depreciation and amortization        541        1         34       14        297       28         13        $609        1,537
                                   -------     ----    -------   -------   -------   ------     ------     -------     --------
Income (loss) from operations        2,412       93        431     (144)     1,777      709        440        (609)       5,109

Other (income) expense:
  Other                                (41)                                    260      (54)       (25)                     140
  Interest                             201                  34        7      1,317       29          5         551        2,144
                                   --------    ----    -------   --------  -------   ------     ------     --------    --------
                                       160                  34        7      1,577      (25)       (20)        551        2,284
                                   --------    ----    -------   --------  -------   ------     ------     --------    --------

Income (loss) before
  income taxes                       2,252       93        397     (151)       200      734        460      (1,160)       2,825
Provision (credit) for
  income taxes                         900       39                 (49)                301                    246        1,437
                                   -------     ----    -------   -------   -------   ------     ------     -------     --------
Net income (loss)                    1,352      $54       $397    $(102)      $172     $433       $460     $(1,406)       1,360
                                               ====    =======   =======   =======   ======     ======     =======
Less dividends on preferred
  stock                               (325)                                                                                (468)(7)
                                   -------                                                                              -------
Income available for
common stock before accretive
dividend on series F                 1,027                                                                                  892

Accretive Dividend                    (665)                                                                                (665)
                                   -------                                                                              -------
Income available for
common stock                          $362                                                                                 $227
                                   =======                                                                              =======
Income per share                     $0.03                                                                                $0.02
                                   =======                                                                              =======
Weighted average shares
outstanding and common
stock equivalents                   12,991                                                                               13,378(6)
                                   =======                                                                              =======

             See notes to unaudited pro forma financial statements.

                              COMFORCE CORPORATION
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1995 (2)




                                     COMFORCE       COMFORCE
                                   Corporation      Telecom      Williams        RRA       FORCE FIVE
                                   -----------      --------     --------     --------     ----------
Revenues                            $ 2,387          $9,007       $4,178       $52,011       $7,067
Cost of revenues                      1,818           6,765        3,022        47,830        5,287
                                    -------          ------       ------       -------       ------
  Gross profit                          569           2,242        1,156         4,181        1,780

Operating expenses:
  Selling, general and
    administrative                      765           1,017          449         2,877        1,373
  Depreciation and amortization          58             142            1           115           19
  Non-recurring expenses:
    Stock compensation                3,425(4)
    Management fees to former
      parent company                                  1,140(5)
                                    -------          ------       ------       -------       ------
Income (loss) from operations        (3,679)            (57)         706         1,189          388
Other (income) expenses:
  Other                                  33              (7)                       (42)         (36)
  Interest                              585                                        175           48
                                    -------          ------       ------       -------       ------
                                        618              (7)          --           133           12
                                    -------          ------       ------       -------       ------
Income (loss) before
  income taxes                       (4,297)            (50)         706         1,056          376
Provision (credit) for
  income taxes                                           15          354            --          120
                                    -------          ------       ------       -------       ------
Net income (loss)                        35            $(65)        $352        $1,056         $256
                                    -------          ======       ======       =======       ======
                                    $(4,332)
Dividends on preferred stock
Income available for common stock   $(4,332)
                                    =======
Loss per share                      $ (0.95)
                                    =======
Weighted average shares outstanding   4,596
                                    =======

                                                                             Pro Forma
                                                                              Adjust-
                                          RHO         AZATAR    Continental   ments(3)     Pro Forma
                                         -----        ------    -----------   --------     ---------
Revenues                                $83,631       $7,071       $9,850                   $175,202
Cost of revenues                         74,978        5,578        8,215                    153,493
                                        -------       ------       ------      -------      --------
  Gross profit                            8,653        1,493        1,635                     21,709

Operating expenses:
  Selling, general and
    administrative                        6,283          571        1,126                     14,461
  Depreciation and amortization             227           28           39         989          1,618
  Non-recurring expenses:
    Stock compensation                                                                         3,425
    Management fees to former
      parent company                                                                           1,140
                                        -------       ------       ------      -------      --------
Income (loss) from operations             2,143          894          470        (989)         1,065
Other (income) expenses:
  Other                                                  (44)         (80)                      (176)
  Interest                                1,643           40           60         179          2,730
                                        -------       ------       ------      -------      --------
                                          1,643           (4)         (20)        179          2,554
                                        -------       ------       ------      -------      --------
Income (loss) before
  income taxes                              500          898          490      (1,168)        (1,489)
Provision (credit) for
  income taxes                               --          363           --         (54)           833
                                        -------       ------       ------      -------      --------
Net income (loss)                          $500         $535         $490      $(1,114)        2,322
                                        =======       ======       ======      =======

Dividends on preferred stock                                                                    (197)(7)
Income available for common stock                                                           --------
                                                                                               2,529
                                                                                            ========
Loss per share                                                                                $(0.26)
                                                                                            ========
Weighted average shares outstanding                                                            9,876(6)
                                                                                            ========

              See notes to unaudited pro forma inancial statements.

                              COMFORCE CORPORATION
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1994 (2)

                                                    COMFORCE       COMFORCE
                                                  Corporation       Telecom         Williams         RRA         FORCE FIVE
                                                  -----------      --------         --------       -------       ----------
Revenues                                                            $8,245           $2,930        $38,559        $3,234
Cost of revenues                                                     6,417            2,107         35,601         2,485
                                                                    ------           ------        -------        ------
   Gross profit                                                      1,828              823          2,958           749

Operating expenses:
   Selling, general and administrative                  966            959              582          2,156           625
   Depreciation and amortization                                       175               15            133             5
   Non-recurring charges:
      Management fees to former parent company                         803(4)
                                                    -------         ------           ------        -------        ------
Income (loss) from operations                          (966)          (109)             226            669           119

Other (income) expense                                                  (9)                            (25)
Interest expense                                      1,316                              26            168            16
                                                    -------         ------           ------        -------        ------
                                                      1,316             (9)              26            143            16
                                                    -------         ------           ------        -------        ------

Income (loss) before income taxes                    (2,282)          (100)             200            526           103
Provision (credit) for income taxes                                     15               78             --            48
                                                    -------         ------           ------        -------        ------
Net Income (loss)                                    (2,282)        $ (115)            $122           $526           $55
                                                                    ======           ======        =======        ======

Dividends on preferred stock                             --
Dividends on common stock equivalents                    --
                                                    -------
                                                    $(2,282)
                                                    =======

Income (loss) per share operations                  $ (0.72)
                                                    =======
Weighted average shares outstanding                   3,195
                                                    =======


                                                                                                Pro Forma           Pro
                                                       RHO         AZATAR       Continental   Adjustments(3)       Forma
                                                     -------       -------      -----------   --------------     --------
Revenues                                             $76,170        $4,923         $8,386                        $142,447
Cost of revenues                                      69,157         3,982          7,181                         126,930
                                                     -------       -------        -------                        --------
   Gross profit                                        7,013           941          1,205                          15,517

Operating expenses:
   Selling, general and administrative                 5,066           423          1,347                          12,124
   Depreciation and amortization                         200            24             74            967            1,593
   Non-recurring charges:
      Management fees to former parent company                                                                        803
                                                     -------       -------        -------        -------         --------
Income (loss) from operations                          1,747           494           (216)          (967)             997

Other (income) expense                                                 (20)           (74)                           (128)
Interest expense                                       1,435            39              3            460            3,463
                                                     -------       -------        -------        -------         --------
                                                       1,435            19            (71)           460            3,335
                                                     -------       -------        -------        -------         --------

Income (loss) before income taxes                        312           475           (145)        (1,427)          (2,338)
Provision (credit) for income taxes                       --           242             --           (383)              --
                                                     -------       -------        -------        -------         --------
Net Income (loss)                                       $312          $233          $(145)       $(1,044)         $(2,338)
                                                     =======       =======        =======        =======


Dividends on preferred stock                                                                                         (197)(7)
Dividends on common stock equivalents                                                                                  --
                                                                                                                 --------
                                                                                                                 $ (2,535)
                                                                                                                 ========


Income (loss) per share operations                                                                               $  (0.26)
                                                                                                                 ========
Weighted average shares outstanding                                                                                 9,615(6)
                                                                                                                 ========

             See notes to unaudited pro forma financial statements.

                              COMFORCE Corporation
                Notes to Unaudited Pro Forma Financial Statements


(1) The pro forma adjustments of the unaudited pro forma balance sheet consist of:

     (A) Record acquisition of RHO and related entries and the elimination of RHO liabilities not purchased or assumed. (B) Record proceeds from the debt financing of $25,200,000, less payments for the purchase of RHO of $14,800,000, and less the redemption of 2,750 shares of Series F Preferred Stock for $3,162,000. The debt financing bears interest at 8% per annum and requires additional redemption premiums ranging from 2.5% to 25% based upon, among other factors, the timing of the redemptions, which premiums are not reflected in the unaudited pro forma data presented. (C) Record the purchase price of RHO over the net assets acquired over intangibles, primarily goodwill. (D) Record the transactions described in (A) and (B) above.

(2) The unaudited pro forma statements of operations include the statements of operations for the companies listed for the periods prior to their acquisition by COMFORCE Corporation. The unaudited pro forma statement of operations for the year ended December 31, 1996, presents the financial statements of COMFORCE and RHO for their respective 1996 fiscal years and the results of operations for companies acquired during the year ended December 31, 1996 as follows: Williams (January 1 through March 3, 1996), RRA, Inc. ("RRA") (January 1 through May 10, 1996) and Force Five (January 1 through July 31, 1996), Continental (January 1 through November 8, 1996), AZATAR (December 1, 1995 through September 30, 1996). The financial statements for the year ended December 31, 1995 includes the annual 1995 results of operation of each entity, except for COMFORCE Telecom which reflects results of operations for the period January 1 through September 30, 1995, prior to its acquisition on October 16, 1995. The financial statements for all companies for the year ended December 31, 1994 present the twelve month results of operations of the respective companies. All periods presented exclude the revenues and expenses related to the jewelry business of COMFORCE which was discontinued in September 1995. The pro forma results of operations are presented as if these companies were acquired on January 1, 1994 and do not purport to be an indication of the results of operation had these acquisitions been made as of that date or of results which may occur in the future.

(3)  Pro forma adjustments include the following:

                                                                                   Year ended
                                                                                  December 31,
                                                                      ------------------------------------
                                                                        1996           1995           1994
                                                                      --------       -------        -------
                                                                                 (in thousands)
     Additional amortization of intangibles (a)                          (609)          (989)          (967)
     (Increase) decrease in interest expense (b)                         (551)          (179)          (460)
     (Increase) decrease in provision for income taxes (c)               (246)             54           383
                                                                      --------       -------        -------
     Total pro forma adjustments                                      $(1,406)       $(1,114)       $(1,044)

     (a) Amortization of intangibles assumes all of the acquisitions and proposed acquisitions occurred on January 1, 1994. The table below reflects the amortization of intangibles with lives ranging from 5 to 40 years:

                                                          Year ended
                                                         December 31,
                                              ---------------------------------
                                              1996           1995         1994
                                              -----          -----        -----
                                                        (In thousands)
     Pro forma amortization
       Telecom                                 $243           $243         $243
       Williams                                  52             52           52
       RRA                                      164            164          164
       Force Five                                52             52           52
       Continental                              125            125          125
       AZATAR                                   129            129          129
       RHO                                      370            370          370
     Less:  historical amortization            (526)          (146)        (168)
                                              -----          -----        -----
Pro forma adjustment                          $ 609          $ 989        $ 967
                                              =====          =====        =====

     (b) Interest expense relates to the elimination of interest expense on notes and other liabilities assumed by ARTRA GROUP Incorporated totaling $410,000 for September and December 1995, the elimination of interest expense on debt due to RHO shareholders which was not assumed, interest expense on the $15,000,000 debt financing for RHO at an interest rate of 8%, interest expense on the line of credit used to purchase Williams and Force Five (assuming all $3,350,000 was outstanding for 1994 and 1995 at an interest rate of 8.5%) and interest expense for 1996 on the line of credit used to purchase Williams and Force Five (assuming that $3,350,000 was outstanding from January 1, 1996 to March 3, 1996 and $1,450,000 was outstanding from March 3, 1996 to July 31, 1996). The interest expense eliminated in
          1995  was  for  interest  and  notes  directly  related  to  The  Lori
          Corporation
          activities and was incurred in 1996. The Company has raised $25,162,500 through the private placement of debt instruments bearing interest at 8% per annum. Such private placement of debt will require additional redemption premiums ranging from 2.5% to 25% based upon, among other factors, the timing of the redemptions, which premiums are not reflected in the unaudited pro forma data presented.

     (c) The proforma adjustment for income taxes reflects the tax effect of the proforma adjustment (excluding non-deductible amortization), the tax effect of S Corporation earnings treated as C Corporation earnings and the tax benefit of losses by other entities within the pro forma combined group.

(4) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company to certain individuals to manage the Company's entry into, and development of, the telecommunications and computer staffing business.

(5) Represent a non-recurring management fee paid by Telecom to its former parent company prior to its acquisition by the Company.

(6)  Pro forma weighted average shares outstanding are calculated as follows:

                                                                                Year ended
                                                                               December 31,
                                                                     ------------------------------
                                                                      1996         1995        1994
                                                                     ------       -----       -----
                                                                        (in thousands of shares)
     Historical weighted average shares outstanding                  12,991       4,596       3,195
     Shares issued as compensation                                        *       2,464       3,091
     Shares issued-Telecom acquisition                                    *       2,049       2,562
     Shares issued-Force Five acquisition                                 *          27          27
     Shares issued-AZATAR acquisition                                     *         243         243
     Shares issued-Continental acquisition                                *          37          37
     Common stock sold to fund Continental acquisition                    *         460         460
     Common stock equivalents Series E preferred                          *          **          **
     Common stock equivalents on Series D and F Preferred Stock          **          **          **
     Warrants issued in connection with the Continental acquisition       *          **          **
     Warrants issued in connection with the Telecom acquisition           *          **          **
     Shares issued to certain shareholders                                *          **          **
     Contingent shares:
          AZATAR (a)                                                      *          **          **
          RHO (b)                                                       387          **          **
                                                                     ------       -----       -----
          Total Pro forma shares                                     13,378       9,876       9,615
                                                                     ======       =====       =====

*    Included in historical weighted average shares outstanding.

**   Excluded as the effect would be anti-dilutive.


     (a) AZATAR contingent purchase price of $1.2 million is payable in stock at a rate of $400,000 per year for a three year period, if certain earnings criteria are met.

     (b) RHO's contingent purchase price of up to $3,300,000 is payable in stock if certain earnings criteria are being met. The conversion price to calculate shares to be issued was based upon a trading average price of the Company's common stock at the closing of the acquisition.

(7)  The following summarizes the pro forma dividends on Preferred Stock.

                                                                Year ended
                                                               December 31,
                                                         -----------------------
                                                         1996      1995     1994
                                                         ----      ----     ---
                                                              (in thousands)
     Series D Preferred Stock                             280        *        *
     Series E Preferred Stock                              26       35       35
     Series F Preferred Stock                             162      162      162
     Accretive dividends on Series F Preferred Stock(a)   665
                                                         ----      ---      ---
                                                         1133      197      197
                                                         ====      ===      ===

     (a) Represents discounts upon conversion of Series F Preferred Stock of 17 percent.

* Series D not deemed issued in prior periods as proceeds were utilized in 1996 for working capital requirements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     COMFORCE Corporation
                                     (Registrant)


                                     By /s/ Andrew Reiben
                                        -----------------------------
                                        Andrew Reiben, Chief Accounting Officer


Dated:  April 14, 1997